UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

GenVec, Inc.
(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	000-24469 (Commission File Number)	23-2705690 (I.R.S. Employer Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On December 5, 2014, the Board of Directors of GenVec, Inc. (the “Company”) designated James V. Lambert, 50, to serve as the Company’s Principal Financial Officer and Principal Accounting Officer, effective immediately. Mr. Lambert will continue in his role as Senior Director, Accounting and Finance, a position he has held since 2010, prior to which he served in a variety of positions at the Company since October 2006, including Senior Controller. He will also now serve as Corporate Controller and Treasurer.

From 1999 to October 2006, Mr. Lambert was employed at Sigma Tau Pharmaceuticals, Inc., a distributor of pharmaceutical drugs, dietary supplements, and fine chemicals, where he served in a variety of positions of increasing responsibility, including Controller.

Douglas J. Swirsky, who previously also served as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, will no longer serve in those capacities. Mr. Swirsky will continue in his role as the Company’s President and Chief Executive Officer and Corporate Secretary.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Shareholders was held on December 5, 2014. The proposals voted on at this meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 4, 2014 (the “Proxy Statement”). Results of votes with respect to those proposals are set forth below. Except as described below under Proposal 1, all of the proposals submitted to shareholders were approved.

Proposal 1

To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to de-classify the Company’s Board of Directors (the “Board of Directors” or the “Board”) and provide for the annual election of directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
7,162,833	48,036	18,428	5,908,486

This proposal did not pass. Under the Company’s Amended and Restated Certificate of Incorporation, in order for this proposal to have passed it needed to receive the affirmative vote of 80% of the shares entitled to vote in the election of directors.

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Proposal 2

To elect the two directors to the Board of Directors as set forth in the attached Proxy Statement, each to serve for a term of (a) one year or until their successors are qualified and elected if Proposal 1 to de-classify the Board was approved by the stockholders, or (b) three years or until their successors are qualified and elected if Proposal 1 to de-classify the Board was not approved by the stockholders. The votes regarding these nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Stefan D. Loren, Ph.D.	6,637,445	591,853	5,908,485
Marc R. Schneebaum	6,435,307	793,991	5,908,485

Proposal 3

To approve by a non-binding advisory vote the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,852,380	316,989	59,928	5,908,486

Proposal 4

To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,476,743	472,527	188,513	0

Proposal 5

To ratify awards granted under the GenVec, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) as set forth in the Proxy Statement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,701,206	461,898	66,194	5,908,485

Proposal 6

To ratify the Board-approved limits on the size of equity awards that may be granted to any one person during any one calendar year under the 2011 Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,790,384	411,362	27,551	5,908,486

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: December 9, 2014	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer and Corporate Secretary

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